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                                                                       EXHIBIT 5

[RUDEN, MCCLOSKY, SMITH, SCHUSTER & RUSSELL, P.A.  LETTERHEAD]

                                                     200 EAST BROWARD BOULEVARD
                                                  FORT LAUDERDALE, FLORIDA 33301
                                                             -------------------
                                                            POST OFFICE BOX 1900
                                                  FORT LAUDERDALE, FLORIDA 33302
                                                             -------------------
                                                                  (954) 764-6660
                                                             FAX: (954) 764-4996




                               February 18, 1997



Healthcare Acquisition Corp.
200 East Broward Boulevard
Fort Lauderdale, Florida 33301


                          Re:     Legality Opinion

Gentlemen:

         We are acting as counsel for Healthcare Acquisition Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4 (as amended to the date of effectiveness, the "Registration Statement") of the following securities of the Company:

         1. 11,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), to be issued in connection with the consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of November 12, 1996, as amended through the date hereof, among the Company, Healthcare Acquisition Inc. and Encore Orthopedics, Inc. (the "Agreement and Plan of Merger");

         2. 1,650,000 warrants to purchase Common Stock at an initial exercise price of $7.00 per share (the "$7.00 Warrants");

         3.      1,650,000 shares of Common Stock underlying the $7.00
                 Warrants;

         4. 150,000 warrants to purchase Common Stock at an initial exercise price of $7.00 per share (the "Rodman Warrants") to be issued to Rodman & Renshaw, Inc. ("Rodman") pursuant to the terms of an engagement letter dated December 2, 1996 between the Company and Rodman (the "Engagement Letter"); and

         5.      150,000 shares of Common Stock underlying the Rodman Warrants.

        The Company's securities listed in items 1-5 above are herein collectively referred to as the "Securities."

        In rendering this opinion, we have reviewed such documents and made such investigations as we have deemed appropriate.

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Healthcare Acquisition Corp.
February 18, 1997
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                 It is our opinion that the Securities have been duly
         authorized and, when the Registration Statement shall have become effective and the Securities are issued in accordance with the terms of the Agreement and Plan of Merger and the Engagement Letter, as applicable, the Securities will be validly issued, fully paid and non-assessable.

                 We express no opinion as to matters other than the General Corporation Law of the State of Delaware (Delaware Code 1953, as amended).


                                        Very truly yours,

                                        RUDEN, McCLOSKY, SMITH,
                                        SCHUSTER & RUSSELL, P.A.